UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: January 19, 2005

(Date of earliest event reported)

VERIZON COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8606	23-2259884
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1095 Avenue of the Americas New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 395-2121

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 19, 2005, the Human Resources Committee (the Committee) of the Board of Directors of Verizon Communications Inc. (the Verizon Board) approved the 2004 short-term incentive awards for the named executive officers other than the Chairman and Chief Executive Officer and recommended that the independent directors of the Verizon Board approve the short-term award for Mr. Ivan Seidenberg, the Chairman and Chief Executive Officer. The independent directors approved Mr. Seidenberg’s award on January 20, 2005.

These short-term incentive awards were granted under the Verizon Communications Inc. (Verizon) Short-Term Incentive Plan. The awards were determined based upon Verizon’s actual and comparative performance during 2004 as measured against pre-established performance objectives. The pre-established performance objectives are based primarily upon financial measures, specifically, earnings per share and revenue excluding the net impact of pension and post-retirement benefits. A portion of the award is also based upon customer service and diversity objectives. The Committee determined that it will use these performance measures and criteria, along with an individual’s performance, in order to determine short-term incentive award amounts for 2005 and forward, until it determines that other criteria are more appropriate.

The following table reflects the 2004 short-term incentive awards made to each of the named executive officers.

Name and Principal Position	2004 Short-Term Award
Ivan G. Seidenberg, Chairman & CEO	$3,375,000
Lawrence T. Babbio, Jr., Vice Chairman & President	$1,760,600
Dennis F. Strigl, Executive Vice President & CEO Verizon Wireless Joint Venture	$1,862,000
William P. Barr, Executive Vice President & General Counsel	$1,044,900
Doreen A. Toben, Executive Vice President & CFO	$1,012,500

On January 19, 2005, the Committee also recommended that the independent directors of the Verizon Board increase Mr. Seidenberg’s salary to $2,100,000. Mr. Seidenberg’s new base salary was determined based upon his individual performance, market changes in the value of his position, and the economic and business conditions affecting Verizon. His base salary is in alignment with the base salary levels of the chief executive officers at other large global public companies comparable to Verizon. This is the first base salary increase that Mr. Seidenberg has received since June of 2000. Based on this data, on January 20, 2005, the independent directors of the Verizon Board approved Mr. Seidenberg’s salary increase as of January 1, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Verizon Communications Inc.
(Registrant)

Date:	January 21, 2005	/s/ David H. Benson
David H. Benson
Senior Vice President and Controller